EXHIBIT 23.1

                          Consent of Ernst & Young LLP
                              Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the the Authorize.Net Corporation 1999 Stock Incentive Plan, the Haggle Online, Inc. Stock Option Agreement and the IQC Corporation Stock Option Agreement of our report dated November 9, 1998 with respect to the financial statements Go2Net, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1998 filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

Seattle, Washington
July 13, 1999